Exhibit (a)(1)(H)

Stock Option Exchange Program Employee Presentation July 26, 2016

Stock Option Exchange Program Agenda • Timeline • Program Summary • Election Forms • What next? 2

Program Summary Exchange current underwater options for a lesser number of replacement options at the current market price Can elect all option grants grant) or only some grants (but not a partial Completely voluntary 3

Timeline June 24, 2016 • Shareholders approved employee stock option exchange program July 26, 2016 • • • Option exchange program opens Employee communication meeting Employees receive election form and program documents August 23, 2016 • Option exchange program closes at 12:00PM Pacific Daylight Time Shortly after August 23rd • Expected grant date of replacement options subsequent to program closure 4

Program Summary - Eligibility Must be a US employee employed on the grant date of the replacement option grant Must hold eligible options • • • Options granted prior to 7/1/2015 for Employees, other than Executives Options granted prior to 7/1/2013 for Executives reporting to the CEO Options can be vested or unvested but must be outstanding (not expired) 5

Program Summary - Replacement Terms Option Exchange Ratios shares for 571 replacement Replacement Option Exercise Price - NASDAQ closing price on date replacement grants issued Vesting - monthly over 36 months beginning on grant date Term - 10 years No partial shares issued, rounded to the nearest whole share Replacement Options will be granted from 2010 Equity Incentive Plan 6 EmployeeRatioExample Non-Executives1.25:1Exchange 1,000 current option shares for 800 replacement option shares Executives1.75:1Exchange 1,000 current option option shares

Program Summary - Instructions Review your individualized paper election form • To be distributed today to all employees • Contact Human Resources if not received Review documents on Option Exchange Program intranet • http://intranet.mosys.com/corp/stock-option-exchange-program page To participate, indicate on election form: • “Yes I wish to accept the offer for ALL eligible options” • “Yes, I wish to accept the offer for only some eligible options” •Identify specific options that you wish to exchange Submit completed, signed election form to Human Resources 12 PM Pacific Time on August 23 by If you wish to revoke your election, complete and sign the Notice of Withdrawal form and submit to HR before 12 PM Pacific Time on August 23 7

Sample Election Form MoSys, Inc. Stock Option Exchange Election Form Please read the enclosed Election Form carefully. To properly elect to exchange your eligible options pursuant to the Offer to Exchange dated July 26, 2016 (the “Offer”), MoSys, Inc. (the “Company”) must receive your properly completed and signed Election Form before 12:00 P.M., Pacific Time, on August 23, 2016 unless the Offer is extended, in which case the Election Form can be submitted until the extended expiration of the Offer. You are not required to return this Election Form if you do not wish to participate in the Offer. However, if the Company does not receive an Election Form before 12:00 P.M., Pacific Time, on August 23, 2016, we will interpret this as your election not to participate in the Offer, and you will retain all of your outstanding options, subject to all of their current terms and conditions. To properly submit the enclosed Election Form, you must submit the completed and signed Election Form to Human Resources. You do not need to return your stock option agreement(s) in order to effectively elect to accept this offer. Your acceptance of our offer will be effective as of the date and time that the Company receives your signed Election Form. It is your responsibility to ensure that we have properly received your election. The Company intends to confirm receipt of your signed paper Election Form within three business days of its arrival. While not a condition to your election, before you submit your signed Election Form, the Company also asks that you make a copy for your own files. If you have any questions about the Offer please contact Human Resources. To later withdraw any processed elections to accept the Offer, you must timely submit a paper Notice of Withdrawal. If you would like additional copies of the Election Form, contact Human Resources. If you would like any of the other documents related to the Offer, please access the stock option exchange website at http://intranet.mosys.com/corp/stock-option-exchange-program or contact Human Resources for paper copies of all documents. To: MoSys, Inc. I have received the Offer to Exchange dated July 26, 2016 (the “Offer”), the Terms of Election, this paper Election Form and a paper Notice of Withdrawal. I understand that by electing to participate in the Offer, I will exchange some or all of my outstanding stock options that were granted prior to July 1, 2015 (Eligible Employees), or July 1, 2013 (executives reporting to the CEO) all of which are listed below (“Eligible Options”), for the number of replacement options set forth below. I further understand that the replacement options will be granted under the 2010 Equity Incentive Plan (the “2010 Plan”) and that they represent the right to purchase a certain number of shares of common stock of MoSys, Inc. (the “Company”) at a specified price upon the vesting and exercise of the replacement option. I will not be required to pay anything for the replacement options. Eligible Options/Replacement Options Original Date of Grant for Eligible Option Shares Originally Subject to Eligible Option Outstanding Shares Subject to Eligible Option Exercise Price for Eligible Option Shares Subject to Replacement Option 8

Sample Withdrawal Form FORM OF PAPER NOTICE OF WITHDRAWAL If you previously elected to participate in the Offer to Exchange dated July 26, 2016 (the “Offer”) from MoSys, Inc. (the “Company”) to exchange certain outstanding stock options for replacement options and you would like to withdraw your election to exchange some or all of your eligible stock options, then the Company must receive your properly completed and signed Notice of Withdrawal before 5:00 p.m. U.S. Pacific Time on July 26, 2016, unless the Offer is extended, in which case the Notice of Withdrawal can be submitted until the extended expiration of the Offer. If you wish to notify us of your withdrawal, you must complete, sign, date and return the enclosed paper Notice of Withdrawal so that the Company receives it before the expiration date deadline. To properly submit this Notice of Withdrawal, you must submit the completed and signed Notice of Withdrawal to Human Resources. Your withdrawal will be effective as of the date and time that the Company receives this paper Notice of Withdrawal. It is your responsibility to ensure that your withdrawal is received by the Company by the deadline. The Company intends to confirm receipt of your paper Notice of Withdrawal within three business days of its arrival. While not a condition to your withdrawal, prior to submitting your paper Notice of Withdrawal, the Company also asks that you make a copy for your own files. If you have any questions about the Offer please contact Human Resources. To later elect acceptance of the Offer, you can request and timely submit a new paper Election Form. If you would like additional copies of the Notice of Withdrawal or any other documents related to the Offer, please access the stock option exchange website. To: MoSys, Inc. I previously received the Offer to Exchange from MoSys, Inc. (the “Company”) dated July 26, 2016 (the “Offer”), Terms of Election and related documents. I previously submitted an election to exchange certain of my outstanding eligible stock options for replacement options. I now wish to withdraw some or all of my tendered options from the Offer. I understand that by signing this paper Notice of Withdrawal and delivering it pursuant to the procedure described in Part III, Section 5 of the Offer to Exchange and the instructions above, I will be withdrawing my election with respect to my outstanding eligible options identified on this form. By withdrawing my election, I understand that I will not receive any replacement options for, and will continue to hold, my outstanding eligible options which I withdraw from the Offer, which will continue to be governed by the terms and conditions of the applicable existing stock option agreement(s), between the Company and me. Please check the appropriate box: D I wish to withdraw my previous election to accept the Offer with respect to all of my eligible options and instead REJECT the Offer with respect to all of my eligible options. I do not wish to accept the Offer with respect to any of my eligible options. OR D I wish to withdraw my previous election to accept the Offer with respect to each of the eligible options listed below (and on any additional sheets which I have attached to this paper Notice of Withdrawal). I still wish to accept the Offer with respect to the rest of the eligible options indicated in the election that I previously submitted. 9

Next Steps Review documents on Option Exchange Program Website: http://intranet.mosys.com/corp/stock-option-exchange-program • Human Resources will provide paper copies upon request Submit your election form to Human Resources by 12:00 PM Pacific Time on August • No exceptions 23, 2016 Questions? • Talk to Kristen 10